UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                         Date of Report October 18, 2007
               (Date of earliest event reported): October 14, 2007

                                 Gene Logic Inc.

               (Exact Name of Registrant as Specified in Charter)


            Delaware              0-23317              06-1411336
(State or other jurisdiction  (Commission File        (IRS Employer
       of incorporation)          Number)           Identification No.)



    50 West Watkins Mill Road, Gaithersburg, Maryland    20878

     (Address of principal executive office)           (Zip Code)


       Registrant's telephone number, including area code: (301) 987-1700

                                       N/A
          (Former name or former address, if changed since last report)

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Item 1.01.  Entry into a Material Definitive Agreement.

      On October 14, 2007, Gene Logic Inc. (the "Company") entered into an asset purchase agreement (the "Asset Purchase Agreement") with Ocimum Biosolutions Limited, a company incorporated under the Company Act, 1956, in the Republic of India ("Ocimum India") and its subsidiary, Ocimum Biosolutions Inc., a Delaware corporation ("Ocimum"). The Asset Purchase Agreement provides for the sale by the Company to, and the purchase by Ocimum of, substantially all of the assets of the Company's genomics business (the "Genomics Assets"), except for the assets of the Company's molecular diagnostics business. The Board of Directors of the Company has approved the sale pursuant to the Asset Purchase Agreement and the other transactions contemplated thereby, subject to the approval by the Company's stockholders. Pursuant to the Agreement, Ocimum will, subject to certain terms and conditions, including approval by the Company's stockholders, purchase the Genomics Assets for an aggregate purchase amount of (a) $10 million (the "Purchase Price"), subject to increase or decrease in accordance with the terms and conditions of the Agreement and (b) the assumption by Ocimum of certain liabilities of the Company. Seven million dollars of the Purchase Price will be payable in cash at the closing of the transaction and three million dollars will be paid pursuant to a promissory note from Ocimum and Ocimum India to the Company to be delivered at closing and to be due eighteen (18) months after the date of closing.

      The Company will file a proxy statement and other documents regarding the proposed asset sale with the U.S. Securities and Exchange Commission ("SEC"). The definitive proxy statement will be sent to stockholders, seeking their approval of the sale pursuant to the Asset Purchase Agreement at a special meeting of stockholders. Stockholders are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information. A proxy statement will be available free of charge at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the proxy statement and other documents filed with the SEC when they become available by contacting the Company.

      The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the transaction. Information about the Company and its respective directors and executive officers is set forth in its proxy statement and Annual Reports on Form 10-K, which can be found at www.sec.gov. Additional information regarding the interests of those persons may be obtained by reading the proxy statement when it becomes available.

      The description of the Asset Purchase Agreement is qualified in its entirety by reference to the complete terms of the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 10.99 and incorporated herein by reference.

Item 8.01.  Other Events.

      On October 15, 2007, the Company issued a press release announcing the entry into the Asset Purchase Agreement and filed a copy of that press release on an Interim Report on SEC Form 8K. That press release is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(d)  Exhibits.

Exhibit Number   Description
--------------   -----------
10.99            Asset Purchase Agreement dated as of October 14, 2007 by
                 and among Gene Logic Inc., Ocimum Biosolutions Limited and Ocimum Biosolutions Inc.
*99.1            Press Release  issued by Gene Logic Inc. dated October
                 15, 2007 with respect to the sale of Genomics Assets to Ocimum Biosolutions Limited
* previously filed as an exhibit to an Interim Report on SEC Form 8K dated October 15, 2007



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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    GENE LOGIC INC.

Date: October 18, 2007              By: /s/ Philip L. Rohrer, Jr.
                                       --------------------------
                                       Philip L. Rohrer, Jr.
                                       Chief Financial Officer



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                                  EXHIBIT INDEX

Exhibit Number   Description
--------------   -----------
10.99            Asset Purchase Agreement dated as of October 14, 2007 by
                 and among Gene Logic Inc., Ocimum Biosolutions Limited and Ocimum Biosolutions Inc.
*99.1            Press Release  issued by Gene Logic Inc. dated October
                 15, 2007 with respect to the sale of Genomics Assets to Ocimum Biosolutions Limited
* previously filed as an exhibit to an Interim Report on SEC Form 8K dated October 15, 2007